Exhibit 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350, I, Elizabeth Dietrich, Vice President, Chief Financial Officer and Chief Accounting Officer of Pruco Life Insurance Company (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 26, 2025

/s/ Elizabeth Dietrich
Elizabeth Dietrich
Vice President, Chief Financial Officer and Chief Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.